UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BNY MELLON ETF TRUST

(Exact name of registrant as specified in its charter)

Massachusetts (State of incorporation or organization)	See Below (I.R.S. Employer Identification No.)

240 Greenwich Street

New York, New York 10286

 (Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Exchange on which each Class is to be so registered	I.R.S. Employer Identification Number
BNY Mellon US Large Cap Core Equity ETF	NYSE Arca, Inc.	84-3403907
BNY Mellon US Mid Cap Core Equity ETF	NYSE Arca, Inc.	84-3417916
BNY Mellon US Small Cap Core Equity ETF	NYSE Arca, Inc.	84-3435334
BNY Mellon International Equity ETF	NYSE Arca, Inc.	84-3388802
BNY Mellon Emerging Markets Equity ETF	NYSE Arca, Inc.	84-3382141
BNY Mellon Core Bond ETF	NYSE Arca, Inc.	84-3451607
BNY Mellon Short Duration Corporate Bond ETF	NYSE Arca, Inc.	84-3466702
BNY Mellon High Yield Beta ETF	NYSE Arca, Inc.	84-3480759

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☒:

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box. ☐:

Securities Act registration statement file number to which this form relates: 333-234030

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares is set forth in Pre-Effective Amendment No. 2 to BNY Mellon ETF Trust’s (the “Registrant”) Registration Statement on Form N-1A (the “Registration Statement”) (Commission File Nos. 333-234030; 811-23477), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0001493580-20-000002 on February 14, 2020. Any form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the shares is also hereby incorporated herein by reference.

Item 2. Exhibits.

A.1       Declaration of Trust of BNY Mellon ETF Trust (formerly, Dreyfus ETF Trust) (the “Registrant”) dated June 4, 2010 is incorporated herein by reference to Exhibit (a)(1) to the Registrant’s initial registration statement on Form N-1A (File Nos. 333-234030 and 811-23477), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0001493580-19-000004 on October 1, 2019.

A.2       Amended and Restated Declaration of Trust of the Registrant dated September 24, 2019 is incorporated herein by reference to Exhibit (a)(2) to the Registrant’s initial registration statement on Form N-1A (File Nos. 333-234030 and 811-23477), as filed with the SEC via EDGAR Accession No. 0001493580-19-000004 on October 1, 2019.

A.3       Amended and Restated Declaration of Trust of the Registrant dated January 14, 2020 is incorporated herein by reference to Exhibit (a)(3) to Pre-Effective Amendment No. 2 to the Registrant’s registration statement on Form N-1A (File Nos. 333-234030 and 811-23477), as filed with the SEC via EDGAR Accession No. 0001493580-20-000002 on February 14, 2020.

B.         Registrant’s By-Laws, as adopted September 24, 2019, are incorporated herein by reference to Exhibit (b) to the Registrant’s initial registration statement on Form N-1A (File Nos. 333-234030 and 811-23477), as filed with the SEC via EDGAR Accession No. 0001493580-19-000004 on October 1, 2019.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BNY MELLON ETF TRUST
Date: March 3, 2020
	By:	/s/David DiPetrillo
David DiPetrillo President